                                                                    Exhibit 16.1


January 26, 2007



Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549


Dear Sirs/Madams:

This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by iLinc Communications, Inc. with the Securities and Exchange Commission of a Current Report on Form 8-K dated January 26, 2007.

We have reviewed the contents of paragraph (a)(1) of Item 4.01 of such Current Report on Form 8-K and agree with the statements contained therein.


Yours truly,

/s/ Epstein, Weber & Conover, PLC